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EXHIBIT 23.1

To the Board of Directors
Myrient, Inc.

         We hereby consent to the incorporation by reference in the previously Filed Registration Statements on Form S-8 (File Nos. 333-57822 and 333-57826) of our report dated October 26, 2001 appearing in the Annual Report on Form 10-KSB of Myrient, Inc. for the year ended August 31, 2001.

                                                     /s/ CORBIN & WERTZ

Irvine, California
November 29, 2001

                                 Exhibit 23.1.1